EXHIBIT 10.1

                         MASTER STANDBY LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT


     This MASTER STANDBY LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT is dated as of September 30, 2005 (the "Agreement") and is by and among National Australia Bank Limited, New York Branch (the "Bank"), XL Capital Ltd, a company incorporated under the laws of the Cayman Islands, XL America, Inc., a Delaware corporation, XL Insurance (Bermuda) Ltd, a Bermuda limited liability company, and XL Re Ltd, a Bermuda limited liability company (collectively, the "Account Parties" and each an "Account Party").

     WHEREAS, the Account Parties have requested that the Bank issue letters of credit from and after the date hereof and the Bank is prepared to issue such letters of credit upon the terms and conditions hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Subject to the terms and conditions herein, from and after the date hereof to but not including September 29, 2006 (the "Termination Date"), the Bank agrees to issue one or more letters of credit (collectively the "Letters of Credit" and each a "Letter of Credit") in aggregate principal amount not exceeding US $150,000,000 at any one time outstanding (the "Commitment").

     2. (a) The obligation of the Bank to issue any Letter of Credit hereunder shall be subject to receipt by the Bank from an Account Party, in form and substance reasonably satisfactory to the Bank, of (i) a request in the form of Exhibit A hereto (a "L/C Application") to issue a letter of credit hereunder, the expiration of which shall in no event be on a date (the "Expiry Date") which is later than one year after the date of its issuance, such request to be received by the Bank at least four business days prior to the proposed date of issuance, (ii) the proposed form of the letter of credit and (iii) a corporate secretary's certificate (a) attesting to resolutions of its Board of Directors or other action taken to authorize this Agreement, the L/C Application and any other documents reasonably requested to be delivered in connection herewith and
(b) certifying the names, titles and specimen signatures of the officers or other persons authorized to execute and deliver this Agreement, the L/C Application and other documents reasonably requested to be delivered in connection herewith (each an "Authorized Person").

     (b) The Bank shall be entitled to rely conclusively on the authority of the Authorized Persons identified in such certificate, or any amendment thereof or substitution therefor, until it shall have received a written notice signed by an Authorized Person revoking or amending such certificate or substituting a new certificate therefor.


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     3. The Account Parties unconditionally agree, jointly and severally and regardless of the identity of the Account Party of a Letter of Credit, to pay to the Bank, on demand in immediately available funds (in United States Dollars), on each date on which a disbursement is made by the Bank pursuant to a Letter of Credit, an amount equal to such disbursement. If payment is not made on the date of disbursement, such amount shall bear interest (based on a 360-day year and actual days elapsed) from the date of disbursement until paid in full, but excluding the date paid, at a rate per annum equal to the rate of interest from time to time announced by the Bank as its prime rate plus 2%.

     4. The Account Parties agree, jointly and severally, to pay to the Bank, quarterly in arrears on the last business day of each March, June, September and December and commencing December 30, 2005, (i) a facility fee which shall accrue at a rate per annum equal to 0.07% on the Commitment amount (whether used or unused) during the period from September 30, 2005 to the Termination Date; and
(ii) letter of credit fees which shall accrue at a rate per annum equal to 0.23% of the amount available to be drawn under each Letter of Credit. All fees payable hereunder shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed (including the first day but excluding the last).

     5. The Account Parties' joint and several obligations to reimburse Letter of Credit disbursements as provided in Section 3 above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, irrespective of any of the following circumstances: (a) any lack of validity or enforceability of a Letter of Credit or any document or instrument relating thereto; (b) the existence of any claim, setoff, defense or other rights which any of the Account Parties may have at any time against the Bank, the beneficiary or any other person or entity, whether in connection with this Agreement or any unrelated transaction; (c) any document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (d) payment by the Bank under a Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of a Letter of Credit, provided such payment shall have been made by the Bank in good faith and without gross negligence and payment is made against presentation of a draft or other document that at least substantially complies with the terms of the relevant Letter of Credit; (e) any agreement by the Bank and the beneficiary extending or shortening the Bank's time after presentation to examine documents or to honor or give notice of discrepancies;
(f) at any time or from time to time, without notice to any Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any other Account Party being waived, extended or renewed; (g) any of such reimbursement obligations of any other Account Party being amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations being released, substituted or exchanged in whole or in part or otherwise dealt with; (h) the occurrence of any Event of Default; (i) the existence of any proceedings of the type described in clause (g) or (h) of
Article VIII of that certain Credit Agreement dated as of June 22, 2005 among the Account Parties hereunder, as account parties and guarantors thereunder, various lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the "Syndicated Credit Agreement") with respect to any other Account Party or any guarantor of any of such



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reimbursement obligations; (j) any lack of validity or enforceability of any of such reimbursement obligations against any other Account Party or any guarantor of any of such reimbursement obligations; or (k) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 5, constitute a legal or equitable discharge of the obligations of any Account Party hereunder, other than performance by an Account Party hereunder. Without limiting any other provision of this Agreement, the Bank: (i) may rely upon any oral, telephonic, facsimile, electronic, written or other communication believed by it in good faith to have been authorized by any Account Party, the beneficiary or anyone acting for any of them; (ii) shall not be responsible for errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document in connection with a Letter of Credit, whether transmitted by courier, mail, telecommunication or otherwise, or for errors in interpretation of technical terms or in translation;
(iii) shall not be responsible for the identity or authority of any signer or the form, accuracy, genuineness or legal effect of any draft, certificate or other document presented under a Letter of Credit; and (iv) may accept as a draft any written or electronic demand or other request for payment under a Letter of Credit, even if such demand or other request is not in the form of a negotiable draft.

     6. If after the date hereof, the adoption of or any change in any law or regulation or in the interpretation thereof by, or compliance by the Bank with any guideline or request from any central bank or other authority charged with the administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any (a) reserve, special deposit or similar requirement against letters of credit issued by the Bank or (b) capital adequacy or similar requirement (including without limitation a requirement which affects the manner in which the Bank allocates capital to letters of credit), and the result thereof shall be to increase the cost to the Bank of issuing or maintaining a Letter of Credit (which increase in cost shall be calculated in accordance with the Bank's reasonable averaging and attribution methods) or to reduce the rate of return on the Bank's capital as a consequence of its obligations under a Letter of Credit to a level below that which the Bank could have achieved but for such circumstances, then the Account Parties shall pay to the Bank within 10 days of demand such additional amount or amounts as shall compensate the Bank for such increase in cost or reduction in rate of return; provided that this Section 6 shall not apply to Taxes, which shall be governed exclusively by Section 7. A certificate of the Bank as to such additional amount or amounts shall be conclusive, absent manifest error.

     7. (a) Any and all payments made to the Bank by any Account Party hereunder shall be made free and clear of and without deduction for any Covered Taxes unless an Account Party is required to withhold Covered Taxes. If an Account Party shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder to the Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions applicable to additional sums payable under this Section
7) the Bank receives an amount equal to the sum it would have received had no such deductions been required and (ii) such Account Party shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law and shall provide the Bank with the original or a certified copy of the receipt evidencing such payment.



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If the Bank determines in good faith that it has received a refund in respect of any Covered Taxes with respect to which any Account Party has paid additional amounts pursuant to this Section 7, the Bank shall promptly after the date of such receipt pay over the amount of such refund to such Account Party (but only to the extent of additional amounts paid by the Account Party under this Section 7 with respect to the Covered Taxes giving rise to such refund), net of all reasonable expenses of the Bank (including additional Taxes attributable to such refund, as determined in good faith by the Bank) and without interest (other than interest, if any, paid by the relevant taxing authority with respect to such refund). Any Account Party shall, upon demand, repay to the Bank any amount paid over to such Account Party by the Bank in the event the Bank is required to repay any portion of such refund to such taxing authority. If any Account Party reasonably believes that any Covered Taxes were not correctly or legally asserted, the Bank will use reasonable efforts to cooperate with such Account Party (at Account Party's expense) to obtain a refund of such Covered Taxes, which refund shall be returned to the Account Party to the extent provided in this Section 7(a). Nothing in this Section 7 shall entitle any Account Party to have access to the records of the Bank, including, without limitation, tax returns.

     (b) To the extent it is legally entitled to do so, the Bank shall from time to time, at the written request of any Account Party, provide to such Account Party such form, certification or similar documentation, if any (each duly completed, accurate and signed) as is required by any jurisdiction, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Covered Taxes to which the Bank is entitled pursuant to an applicable tax treaty or other applicable law.

     (c) An assignee of the Bank or subsequent assignee shall not be entitled to any greater gross-up payments under this Section 7 than such assignee's assignor was entitled to immediately prior to such assignment (determined taking into account the provisions of this Section 7) except to the extent that the entitlement to greater payments resulted solely from a change in law formally announced after the date on which such assignee became an assignee hereunder.

     (d) For purposes of this Agreement the following terms shall have the following meanings, respectively:

     "Excluded Taxes" means, with respect to the Bank or any other recipient of a payment from any Account Party hereunder, (a) any Taxes that are imposed as a result of a connection the recipient of the payment has with the relevant jurisdiction (other than a connection that is deemed to arise solely by reason of both (i) the transactions contemplated by this Agreement and (ii) an Account Party being organized or resident, maintaining an office or conducting business in such jurisdiction), including without limitation any such Taxes imposed on (or measured by) net income, net profits, branch profits or overall gross receipts, (b) any Tax that is not imposed solely as a result of a change in law formally announced after the date hereof and (c) any Tax that is attributable to the recipient's failure to comply with Section 7(b) above.



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

     "Covered Taxes" means all Taxes, other than Excluded Taxes, that are imposed on the Bank with respect to any payment made by any Account Party hereunder.

     "Tax" or "Taxes" means any present or future income, stamp or other tax, levy, impost, duty, charge or withholding imposed, levied, collected, withheld or assessed by any taxing authority (including any interest or penalties attributable thereto).

     8. Should any of the following events (each an "Event of Default") occur and be continuing: (a) the Account Parties fail to make payment when due of any amount payable under this Agreement and such failure continues unremedied for at least three (3) days; (b) any representation made in any financial statement or in any certificate or other writing delivered to the Bank by or on behalf of any Account Party in connection with this Agreement or a Letter of Credit is in any material respect false or misleading when made; (c) an Account Party shall default in the due performance or observance by it of any term, covenant or agreement contained herein and such default shall continue unremedied for a period of more than twenty (20) days; or (d) an event of default under and as defined in the Syndicated Credit Agreement; then in each such event, the Bank may terminate the Commitment and declare the obligations of the Account Parties hereunder to be due and payable immediately, whereupon such obligations shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Parties; and in case of any event with respect to any Account Party described in clause
(g) or (h) of Article VIII of the Syndicated Credit Agreement, the Commitment shall immediately terminate and the obligations of the Account Parties hereunder shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Account Party. If an Event of Default shall occur and be continuing, the Account Parties shall pay to the Bank, on demand, for application to drawings under each Letter of Credit the entire amount thereof which has not been drawn. Any amount so paid which has not been drawn at the expiration of a Letter of Credit shall be repaid to the appropriate Account Party, without interest, upon the payment in full of all other amounts owing hereunder.

     9. Promptly after the occurrence of an Event of Default or an event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, the Account Parties shall notify the Bank of such event, together with a statement setting forth the actions being taken by the Account Parties to remedy the same.

     10. Each Account Party hereby represents and warrants as to itself that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (as such term is defined in the Syndicated Credit Agreement), is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required; (b) this Agreement has been duly executed and delivered by such Account Party and constitutes a legal, valid and binding obligation of such Account Party, enforceable against such Account Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (c) the execution, delivery, and performance of this Agreement will not violate any provision of any existing law or regulation binding on such Account Party, the violation of which would have a Material Adverse Effect (as such term is defined in the Syndicated Credit Agreement) on the business, operations, assets, or financial condition of such Account Party.

     11. The Account Parties jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Bank, including the fees, charges and disbursements of legal counsel, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this
Section 11, or in connection with the Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

     12. The Account Parties jointly and severally agree to indemnify the Bank, its affiliates and each of their respective directors, officers, employees, agents and advisors (each an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but not including Excluded Taxes), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any transactions contemplated hereby, (b) any Letter of Credit or the use thereof (including any refusal by the Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials (as such term is defined in the Syndicated Credit Agreement) on or from any property owned or operated by any Account Party or any of its Subsidiaries (as such term is defined in the Syndicated Credit Agreement), or any Environmental Liability (as such term is defined in the Syndicated Credit Agreement) related in any way to any Account Party or any of its Subsidiaries (as such term is defined in the Syndicated Credit Agreement), or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from or arise out of the gross negligence or willful misconduct of such Indemnitee.

     13. To the extent permitted by applicable law, no Account Party shall assert, and each Account Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any



                                      -6-
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agreement or instrument contemplated hereby, any transaction effected in connection herewith and any Letter of Credit or the use of the proceeds thereof.

     14. Each Account Party hereby consents to the non-exclusive jurisdiction of any court of record in the City of New York or of the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement or a Letter of Credit, and service of process by the Bank in any such suit, action, proceeding or judgment may be made by mailing a copy thereof to such Account Party at its address set forth in Section 20 below. The Account Party also waives any claim that New York County or the Southern District of New York is an inconvenient forum.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH NEW YORK LAW.

     16. If an Event of Default shall have occurred and be continuing, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of any Account Party against any of and all the obligations of such Account Party now or hereafter existing under this Agreement held by the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Bank under this
Section 16 are in addition to other rights and remedies (including other rights of setoff) which the Bank may have.

     17. Any articles, sections, clauses, provisions, terms and conditions of the Syndicated Credit Agreement that are referenced herein (including any related definitions, schedules and ancillary provisions) and any capitalized terms used herein with reference to the Syndicated Credit Agreement (the "Incorporated Terms"), shall be incorporated herein with the same meaning, force and effect as if such Incorporated Terms were set forth in full as of the date hereof without amendment (except for those changes or modifications to such Incorporated Terms as may be necessary or appropriate in the Bank's reasonable discretion to conform the Incorporated Terms to this Agreement). Each Account Party agrees to notify the Bank promptly of any amendment or modification of or change or waiver granted with respect to any Incorporated Term and, if the Bank so requests by a written instrument, to execute and deliver an amendment to this Agreement which incorporates such amendment, modification, change or waiver.

     18. No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other and may be exercised by the Bank from time to time.



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     19. The Bank shall provide the relevant Account Party with not less than sixty (60) days prior written notice of its intent not to renew the term of a Letter of Credit.

     20. All demands for payment, notices or other communications hereunder shall be in writing (including communications by facsimile transmission) and shall be addressed, if to the Bank, at 245 Park Avenue, New York, New York 10167, Attention: Letter of Credit Department, Fax No. [(212) 490-8087], and if to the Account Parties, c/o XL Capital Ltd, at XL House, One Bermudiana Road, Hamilton, HM 11 Bermuda, Attention: Mr. Roderick Gray, Fax No. (441) 296-6399, or to such other address as such party may designate by notice to the other parties.

     21. This Agreement shall be binding upon the Account Parties and their successors, assigns, and legal representatives, and shall inure to the benefit of, and be enforceable by, the Bank, its successors and assigns. Neither the Bank nor any Account Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld.

     22. (a) EACH ACCOUNT PARTY AND THE BANK IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, A CREDIT OR ANY DEALINGS WITH ONE ANOTHER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. Each Account Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement against any Account Party or its properties in the courts of any jurisdiction.

     (b) Each Account Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) By the execution and delivery of this Agreement, XL Capital Ltd, XL Insurance (Bermuda) Ltd and XL Re Ltd acknowledge that they have by a separate written instrument, designated and appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011 (or any successor entity thereto), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York. Each party to this Agreement irrevocably consents to service of process in the manner provided for in Section 20 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (d) To the extent that any Account Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

     23. This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts, each of which when so executed shall be an original, but all such separate counterparts shall together constitute but one and the same agreement. The parties agree that all telecopied or telefaxed execution copies and signatures thereto shall be duplicate originals.

     24. This is an international credit transaction in which the obligations of each Account Party to reimburse the Bank and to pay all fees and other expenses hereunder shall be satisfied only in U.S. dollars ("Dollars"), and the obligations of each Account Party under this Agreement to make payment to (or for account of) the Bank in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by the Bank of the full amount of Dollars payable to the Bank under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Bank could purchase such Dollars with the judgment currency on the business day next preceding the day on which such judgment is rendered. The obligation of each Account Party in respect of any such sum due from it to the Bank (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the business day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase Dollars with the amount of the judgment currency so adjudged to be due; and each Account Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.



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

     25. The Bank hereby notifies each Account Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Bank is required to obtain, verify and record information that identifies each Account Party, which information includes the name and address of such Account Party and other information that will allow the Bank to identify each Account Party in accordance with said Act.

     IN WITNESS WHEREOF, the Bank and the Account Parties have entered into this Agreement as of the date first written above.

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937), New York Branch



By:   /s/ Clinton M. Johnson
      -------------------------------
      Name:    Clinton M. Johnson
      Title:   Senior Vice President


XL CAPITAL LTD                              XL INSURANCE (BERMUDA)
                                                   LTD


By:   /s/ Simon Rich                        By:  /s/ Christopher A. Coelho
      --------------------------------           -------------------------------
      Name:    Simon Rich                        Name:   Christopher A. Coelho
      Title:   Senior Vice President &           Title:  Senior Vice-President &
               Controller                                Chief Financial Officer


XL AMERICA, INC.                            XL RE LTD



By:   /s/ Brian O' Hara                     By:  /s/ Derrick Irby
      --------------------------------           -------------------------------
      Name:    Brian O' Hara                     Name:   Derrick Irby
      Title:   Director                          Title:  Chief Financial Officer



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




                                                                       EXHIBIT A

                            [Form of L/C Application]

                                                             ____________, 200__

National Australia Bank Limited
245 Park Avenue
New York, New York 10167
Attention:  Manager of Letter of Credit Department

Ladies and Gentlemen:

     [           ] (the "Account Party") hereby requests National Australia Bank
Limited, New York Branch (the "Bank") to issue its irrevocable standby letter of credit (the "Letter of Credit") substantially in the form attached hereto, including:

     (1)      Name and address of beneficiary:   ________________________
     (2)      Principal amount:$_______________________
     (3)      Effective date:   _______________________
     (4)      Expiration date:  _______________________

     The Letter of Credit will be issued pursuant and subject to the Master Standby Letter of Credit and Reimbursement Agreement dated September 30, 2005 (the "L/C Agreement") between the Bank, the Account Party and the other Account Parties referenced therein.

     The Account Party represents and warrants to the Bank that (a) the Letter of Credit and this request therefor have been duly authorized by all necessary corporate action, (b) the principal amount of the Letter of Credit, when added to the aggregate principal amount of all Letters of Credit issued and outstanding as of the date hereof does not exceed the Commitment amount and (c) no Event of Default (as defined in the L/C Agreement) or any other event which with the giving of notice or passage of time, or both, would constitute an Event of Default has occurred and is continuing or will result from the issuance of such Letter of Credit.

     The Account Party agrees to pay letter of credit fees with respect to the Letter of Credit at the times and in the amounts agreed to between the Account Party and the Bank.

                          Very truly yours,
                          [                             ]

                          By___________________________
                            Name:
                            Title:


                                      -11-